Exhibit 99

Z Trim R&D Team Develops Cost-Effective Solution For Food Designers Seeking Starch Reduction and Clean Labels

Provides Quality, Cost Effective Natural Alternative for Stabilization, Texture, and Emulsification, without Cooking, Adding Empty Calories, or Alteration to Native Physical Characteristics

MUNDELEIN, Ill., October 8, 2008/PRNewswire/ -- Z Trim Holdings, Inc. (OTC Bulletin Board: ZTMH - News) announced today that its Research and Development team has developed a cost effective fiber technology designed to provide an alternative to both native and modified starches as consumers and food manufacturers increasingly seek label friendly ingredients.  Product development experts at Z Trim note that Z Trim multifunctional fiber, which has already begun to establish its superiority in the marketplace over other hydrocolloid products in terms of taste neutrality and overall functionality, also provides exceptional textural attributes for which formulators in the food industry typically turn to starches.

Unlike starches, Z Trim requires no pre-cooking or other processes to prepare it for inclusion in formulations. It can completely replace starches in many recipes, and in other applications can compliment starch in a blend that delivers a superior combination of attributes.  Z Trim blends readily without lumping, a usual dispersion problem, and Z Trim lends exceptional water absorbing and bulking characteristics.

 “As opposed to modified starches, Z Trim is compatible with most high acid and heat process conditions. It offers freeze – thaw stability during distribution, storage and consumer use,” said Lynda Carroll, Director of Product Development for Z Trim Holdings Inc. “Z Trim is a timely alternative to both cold swelling and cooked starches. Z Trim’s use level of 1.75% makes it a cost effective alternative to using 4-5% of modified food starch.” Carroll added.

“Our Research and Development team continues to deliver exciting advances to the food industry,” said Dr. Triveni Shukla, Executive VP of Technology.  “Not only have we improved upon the functionality of starches, we have done so in a manner that provides significant value to our customers.  Our product development professionals continue to deliver to the food industry technological solutions that improve both the quality of food products and the bottom line.”

ABOUT Z TRIM®

Z Trim, www.ztrim.com, is a natural, functional food ingredient and emulsifier and is made from the hulls of either corn or oat. Z Trim is a versatile product that can serve as a fat replacement, thickening agent or emulsifier with texturization, binding, shaping, suspension, water control and pH balance attributes. Z Trim represents a natural and frequently cost competitive alternative or complement to many of the oils, gums and starches it can replace. Because Z Trim is non-caloric dietary fiber, replacement of added fats with Z Trim can achieve up to 80% calorie reduction in many foods without negatively affecting taste or texture, and can substantially reduce harmful trans and saturated fats found in many foods. Z Trim has wide application in dairy products, dressings, dips, sauces, baked goods, processed meats, snack foods, cookies, pies, cakes, icings, brownies, bars, ice cream, milk shakes and many other foods.

Contact:     Phil Versten
Voice:        847-549-6002
Email:        phil.versten at ztrim.com

Forward-Looking Statements and Risk Factors

Certain statements in this press release are "forward−looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Z Trim Holdings to be materially different from any future results, performance or achievements expressed or implied by these forward−looking statements. Other factors, which could materially affect such forward−looking statements, can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to our history of operating losses, that our auditors have expressed substantial doubt regarding our ability to continue as a going concern, lack thus far of significant market acceptance of our products, the fact that we may dilute existing shareholders through additional stock issuances, and our reliance on our intellectual property. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward−looking statements and are cautioned not to place undue reliance on such forward−looking statements. The forward−looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward−looking statements to reflect subsequent events or circumstances.